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Preliminary Structural and Collateral Term Sheet

J.P. Morgan Mortgage Trust 2004-S1

$626,000,000 (approximate) of Senior Certificates

Mortgage Pass-Through Certificates, Series 2004-S1

                                                                                                                                                            7/15/04

Features of the Transaction	Preliminary Mortgage Pool (s) Data (approximate)
		Pool 1	Pool 1	Pool 1	Pool 1
- Offering consists of approximately [626mm] of Senior Certificates.		Aggregate	SubGroup1	SubGroup2	SubGroup3
expected to be rated AAA by 2 of the 3; S&P, Moody's, Fitch.	Collateral Type		4.5% Pass-Through	5% Pass-Through	6.5% Pass-Through
	Outstanding Principal Balance	470,718,017	204,568,155	242,217,689	23,594,239
- The Amount of Senior Certificates is approximate and may vary.	Number of Mortgage Loans	880
- Multiple groups of Mortgage Loans will collateralize the transaction	Average Principal Balance	534,907	559,815	530,323	475,774
- There are approximately [4] groups of Senior Certificates, which may vary.	Weighted Average Coupon	5.11%	4.89%	5.25%	5.68%
- Pool 1 collateral (jumbo 15 year) will be allocated into 4 subgroups based on	Weighted Average Maturity	178	178	178	177
pass-through rate (4.5%, 5.0%, 6.5% and PO)	Weighted Average Seasoning	2	2	2	3
- The Credit Support for Pools 1 (SubGroupof Senior Certificates is	Weighted Average Loan-to-Value	57%	55%	58%	61%
Cross-Collateralized, with respect to losses.	Weighted Average FICO Score	702	721	691	646
- The Credit Support for Group 2 (Pools 2,3,4) of Senior Certificates is	Geographic Distribution 1 (CA%)	33%	38%	30%	30%
Cross-Collateralized, with respect to losses.	Geographic Distribution 2 (NY%)	18%	18%	19%	13%
- Special Hazard Loss Policy is Cross-Collateralized Between Groups 1 & 2	Documentation	Full Doc: 90%	Full Doc: 92%	Full Doc: 90%	Full Doc: 84%
	Owner Occupied	91%	94%	89%	86%
	Purpose-Cash Out	25%	22%	27%	38%
	Primary Mortgage Pool Originator	Chase	Chase	Chase	Chase
	Primary Mortgage Pool Servicer	Chase	Chase	Chase	Chase

Key Terms		Preliminary Mortgage Pool (s) Data (approximate)
Issuer :	J.P.Morgan Mortgage Trust
Underwriter :	J.P.Morgan Securities, Inc.		Pool 2	Pool 3	Pool 4
Depositor :	J.P. Morgan Acceptance Corp.		30 Yr Alt-A	15 Yr Alt-A	30 Yr Alt-A
Master Servicer:	Wells Fargo
		Collateral Type	Conf Balance	Conf Balance	Non-Conf.
Trustee:	Wachovia Bank
Type of Issuance:	Public	Outstanding Principal Balance	114,190,941	25,302,716	36,000,000
Servicer Advancing:	Yes, Subject to Recoverability.	Number of Mortgage Loans	741	173	81
Compensating Interest:	Paid, But Capped.	Average Principal Balance	154,104	146,258	444,444
Clean-Up Call / Optional Termination:	[5%] clean-up call (aggregate portfolio)	Weighted Average Coupon	6.53%	5.81%	6.58%
Legal Investment:	The Senior Certificates are Expected to be SMEEA Eligible at Settlement.	Weighted Average Maturity	355	176	356
		Weighted Average Seasoning	4	3	3
ERISA Eligible:	The Senior Certificates are Expected to be ERISA eligible subject to limitations set	Weighted Average Loan-to-Value	80%	63%	73.00%
	forth in the final prospectus supplement.	Weighted Average FICO Score	725	723	724
		Geographic Distribution 1	FL: 24%	NY:35%	NY:30%
Tax Treatment:	REMIC	Geographic Distribution 2	NY:14%	FL: 16%	CA: 16%
Structure:	Senior/Subordinate w/ Shifting Interest.	Documentation	NINA:56%	NINA:76%	NINA:65%
	and Subordinate Certificate Prepayment Lockout	Documentation 2	No Inc:17%	No Inc: 16%	No Inc: 20%
Expected Group 1 AAA Subordination:	1.25% +/- .50%	Owner Occupied	80%	75%	80%
Expected Group 2 AAA Subordination:	6.25% +/- .50%	Purpose-Cash Out	23%	46%	29%
Rating Agencies:	At least 2 of 3; Moody's, S&P, Fitch	Primary Mortgage Pool Originator	Chase	Chase	Chase
Registration:	Senior Certificates - DTC	Primary Mortgage Pool Servicer	Chase	Chase	Chase

Time Table (approximate)		JPMSI Whole Loan Trading Desk

Expected Settlement	8/30/04	Greg Boester	212.834.2499
Cut-Off Date	8/1/04	Tom Scudese	212.834.2499
First Distribution Date	9/25/04	Rus Margolin	212.834.2477
Distribution Date	25th or Next Business Day

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